Exhibit 4.1

THE INDEBTEDNESS EVIDENCED BY THIS SENIOR NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”) OR ANY OTHER GOVERNMENT AGENCY OR FUND. THIS SENIOR NOTE REPRESENTS AN UNSECURED OBLIGATION OF PATRIOT NATIONAL BANCORP, INC.

THE SECURITIES EVIDENCED BY THIS SENIOR NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, IF REQUESTED.

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS SECURITY, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF ANY OF THE SECURITIES SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING SUCH SECURITIES.

Registered No. [ ]	Principal Amount:	$[ ]

	CUSIP:	70336F AA2

PATRIOT NATIONAL BANCORP, INC.
Senior Note Due 2022

1.      Payment.

(a)    On this ___ day of ____________, 2022, Patriot National Bancorp, Inc., a Connecticut corporation (the “Issuer”), for value received, hereby promises to pay to [ ], or registered assigns, the principal sum of [ ] Dollars (U.S.) ($[ ]) on December 31, 2022 (the “Maturity Date”) and to pay interest thereon from and including the date hereof to but excluding the Maturity Date, at the rate of (i) 7.25% per annum from July 1, 2022 until September 30, 2022 and (ii) 7.50% per annum thereafter, in each case, payable semi-annually in arrears on June 22 and December 22 of each year (each, an “Interest Payment Date”), beginning December 22, 2022. All interest on this Senior Note will be computed on the basis of a 360-day year of twelve 30-day months and, for any period less than a full month, on the number of days actually elapsed.

(b)    Any payment of principal of or interest on this Senior Note that would otherwise become due and payable on a day which is not a Business Day will become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest will accrue in respect of such payment for the period after such day. A “Business Day” means any day other than a Saturday, Sunday, federal holiday or day on which banks in the State of Connecticut are authorized or obligated by law or executive order to close.

2.     Senior Notes. This Senior Note is one of a duly authorized issue of senior promissory notes of the Issuer designated as the “Senior Notes Due 2022” (collectively, the “Senior Notes” and each, a “Senior Note”) and initially issued on [ ] (“Issue Date”). This Senior Note ranks equally with all of the other Senior Notes. This Senior Note replaces that certain Senior Note Registered No. [ ] in the original principal amount of [ ] Dollars (U.S.) ($[ ]) issued to [ ] on or about [ ].

3.      Redemption. This Senior Note is subject to redemption by the Issuer without any penalty or premium.

4.      Affirmative Covenants. Until the Maturity Date, the Issuer will:

(a)    Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), material permits, licenses, approvals, privileges and franchises; provided, however, that neither the Issuer nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the officers or the board of directors of the Issuer or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Issuer, such Subsidiary or the holder of this Senior Note (“Holder”).

(b)   Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a material lien upon its property; provided, however, that neither the Issuer nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any material lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(c)   Financial Statements. Furnish to Holder or file with the Securities and Exchange Commission (“SEC”), within the time periods applicable to a non-accelerated filer under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), all annual and quarterly financial statements required to be contained in a filing with the SEC on Forms 10-K and 10-Q (or any successor form), and, with respect to the annual information only, (i) a report on the annual financial statements issued by BDO USA, LLP or other independent public accountants of recognized standing (which opinion shall be without a “going concern” explanatory note, other than an explanatory note solely related to the maturity of the Senior Notes hereunder, and without any qualification or exception as to the scope of the audit, it being agreed that the accountant’s expressing no opinion on the effectiveness of the Issuer's internal control or financial reporting is not a qualification or exception as to scope), and (ii) if at such time the Issuer is subject to the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, a report of such independent public accountants as to the Issuer’s internal controls required under Section 404(b) of the Sarbanes-Oxley Act of 2002, together with a certificate of such accounting firm to the Holder (but only to the extent the internal policies of such accounting firm allow such certificate to be provided) stating that in the course of the regular audit of the business of the Issuer and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm, an Event of Default has occurred and is continuing, a statement as to the nature thereof.

Notwithstanding the foregoing, if the information and reports referred to in this Section 4(c) are filed with the SEC for public availability, the Issuer shall be deemed to have furnished to Holder such information and reports on the date that the Issuer files such information and reports with the SEC.

(d)    Call Reports. As soon as available and in any event by the 30th day after each calendar quarter, provide a Report of Condition and Income of the Bank that presents the financial position of the Bank and the results of its operations at the date and for the period indicated in conformity with the Instructions for the Preparation of Call Reports as promulgated by the Federal Deposit Insurance Corporation.

(e)    Quarterly Conference Calls. At request of Holder, use its commercially reasonable efforts to participate in quarterly conference calls to discuss results of operations for quarterly and annual financial reporting periods ending after the Issue Date with the Holder.

5.     Failure to Make Payments. Upon the occurrence of a failure by the Issuer to make any required payment of principal or interest on this Senior Note, or an Event of Default until such Event of Default is cured by the Issuer, the Issuer shall not: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to any of the Issuer’s capital stock; (b) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Issuer that rank equal with or junior to the Senior Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Senior Notes, in each case, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Issuer’s common stock; (ii) any declaration of a non-cash dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of reclassification of the Issuer’s capital stock or the exchange or conversion of one class or series of the Issuer’s capital stock for another class or series of the Issuer’s capital stock; (iv) the purchase of fractional interests in shares of the Issuer’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of the Issuer’s common stock related to the issuance of common stock or rights under any equity or benefit plans for the Issuer’s directors, officers or employees or any of the Issuer’s dividend reinvestment plans.

6.      Consolidation, Merger and Sale of Assets. The Issuer will not consolidate with or merge into another person or entity, or convey or transfer its properties and assets substantially as an entirety to any person or entity, unless:

(a)    the person or entity formed by such consolidation or into which the Issuer is merged or the person or entity which acquires by conveyance or transfer the properties and assets of the Issuer substantially as an entirety is a corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any interest on this Senior Note according to its terms, and the due and punctual performance and observance of all covenants and conditions to be performed by the Issuer contained in this Senior Note; and

(b)    immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing.

7.      Events of Default; Acceleration. If any of the following events will occur and be continuing (each an “Event of Default”):

(a)    (i) the Issuer shall fail to pay any principal of any Senior Note when the same shall become due and payable or (ii) the Issuer shall fail to pay any interest on any Senior Note within 30 days after the same shall become due and payable;

(b)    any representation or warranty made by the Issuer (or any of its officers) in the Purchase Agreement, dated as of December 22, 2016 (the "Purchase Agreement"), by and among the Issuer and the Purchasers (as defined therein) party thereto, shall prove to have been incorrect in any material respect when made;

(c)    the Issuer shall fail to perform or observe any term, covenant or agreement contained in Section 4(a), 4(b), 5 or 6 hereof;

(d)    the Issuer shall fail to perform or observe any other term, covenant or agreement contained in this Senior Note or in the Purchase Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) any executive officer of the Issuer becomes aware of such failure or (ii) written notice thereof shall have been given to the Issuer by any Holder;

(e)    any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $5,000,000 not covered by a valid and binding policy of insurance in favor of the Issuer or a Subsidiary shall be rendered against the Issuer or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(f)    any provision of this Senior Note or the Purchase Agreement after delivery thereof shall for any reason cease to be valid and binding on or enforceable against the Issuer, or the Issuer shall so state in writing;

(g)    any ERISA Event shall have occurred and the sum of the liabilities (determined as of the date of occurrence of such ERISA Event) of the Issuer and the ERISA Affiliates related to such ERISA Event and to any other ERISA Events that have occurred and are continuing exceeds $5,000,000. For the purposes of this Section 6(g):

1.    An “ERISA Event” means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the Pension Benefit Guaranty Corporation or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) with respect to any Plan, a failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA), whether or not waived, or the application for a minimum funding waiver; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Issuer or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Issuer or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 206 of ERISA; (h) the occurrence of a non-exempt “prohibited transaction” with respect to which the Issuer or any ERISA Affiliate is a “disqualified person” (each, within the meaning of Section 4975 of the Code), or a “party in interest” (within the meaning of Section 3(14) of ERISA), or with respect to which the Issuer or any ERISA Affiliate could otherwise be liable, or (i) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

2.    An “ERISA Affiliate” means any trade or business (whether or not incorporated) that together with the Issuer, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

3.    A “Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Issuer or any ERISA Affiliate and at least one Person other than the Issuer and the ERISA Affiliates or (b) was so maintained and in respect of which the Issuer or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated;

(h)    a court having jurisdiction enters a decree or order for the appointment of a receiver, liquidator, trustee or similar official in any receivership, insolvency, liquidation or similar proceeding relating to the Issuer and such decree or order remains unstayed and in effect for a period of 90 consecutive days;

(i)     the Issuer consents to the appointment of a receiver, liquidator, trustee or other similar official in any receivership, insolvency, liquidation, or similar proceeding with respect to the Issuer; or

(j)     any subsidiary of the Issuer that (i) is a federally-insured depository institution and (ii) meets the definition of “significant subsidiary” within the meaning of Rule 405 under the Securities Act is the subject of a receivership, insolvency, liquidation or similar proceeding;

then, and in each such case, unless the principal of this Senior Note already will have become due and payable, the principal amount of this Senior Note, and accrued and unpaid interest, if any, will become and be immediately due and payable without any declaration or other act on the part of the Holder, and the Issuer waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices.

8.     Payment Procedures. Payment of the principal and interest payable on the Maturity Date or upon redemption as provided herein will be made by wire transfer in immediately available funds to a bank account in the United States designated by the Holder, upon presentment and surrender of this Senior Note at the main office of the Issuer or at such other place or places as the Issuer will designate by notice to the Holder, provided that this Senior Note is presented to the Issuer in time for the Issuer to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date or upon redemption) will be made by wire transfer in immediately available funds or check mailed to the person in whose name this Senior Note is registered as of the close of business on the Regular Record Date with respect to such Interest Payment Date, which will be the 15th calendar day immediately preceding such Interest Payment Date (“Regular Record Date”), at such Holder’s address as it appears in the Security Register or to such other address or to such account as the Holder may designate in a form and manner satisfactory to the Issuer. Any interest on this Senior Note that is payable, but not punctually paid or duly provided for, on any Interest Payment Date will cease to be payable to the person in whose name this Senior Note is registered as of at the close of business on the Regular Record Date, and may be paid by the Issuer to the person in whose name this Senior Note is registered at the close of business on a Special Record Date fixed by the Issuer (a “Special Record Date”), notice of which will be given to the Holder not less than 15 calendar days prior to such Special Record Date, or in any other lawful manner. To the extent permitted by applicable law, interest will accrue at the rate at which interest accrues on the principal of this Senior Note, on any amount of principal of or interest on this Senior Note not paid when due. All payments on this Senior Note will be applied first to accrued interest and then the balance, if any, to principal.

9.      Form of Payment. Payments of principal of and interest on this Senior Note will be made in such coin or currency of the United States of America as at the time of payment will be legal tender for the payment of public and private debts.

10.   Security Register. The Issuer will maintain a register of the Senior Notes (the “Security Register”) and of their transfer and exchange. Prior to due presentment of this Senior Note for registration of transfer, the Issuer may deem and treat the person in whose name this Senior Note is registered in the Security Register as the absolute owner of this Senior Note for all purposes, whether or not this Senior Note is overdue, and neither the Issuer nor any agent of the Issuer will be affected by any notice to the contrary.

11.   Denominations; Registration of Transfer and Exchange. The Senior Notes are issuable only in registered form without interest coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Except as otherwise provided herein, upon surrender for registration of transfer of this Senior Note, the Issuer will execute and deliver, in the name of the designated transferee or transferees, one or more Senior Notes denominated as authorized herein of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions. Except as otherwise provided herein, at the option of the Holder, this Senior Note may be exchanged for other Senior Notes containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of this Senior Note. To be properly presented or surrendered for registration of transfer or for exchange or redemption or otherwise, this Senior Note must be presented or surrendered at the main office of the Issuer or at such other place or places as the Issuer will designate by notice to the Holder, duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer, and will be accompanied by such evidence of due authorization and guarantee of signature as may reasonably be required by the Issuer in form satisfactory to the Issuer, duly executed by the Holder or his attorney duly authorized in writing, with such tax identification number or other information for each person in whose name a Senior Note is to be issued. The Issuer may also request evidence of compliance with any restrictive legends appearing on this Senior Note. The Issuer will not be required to register the transfer of or exchange this Senior Note within fifteen (15) calendar days of the Maturity Date or with respect to any portion of this Senior Note called for redemption.

12.    Charges and Transfer Taxes. No service charge (other than any cost of delivery) will be imposed for any exchange or registration of transfer of this Senior Note, but the Issuer may require payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection with the exchange or transfer of this Senior Note.

13.    Notices. All notices and other communications to the Issuer under this Senior Note will be in writing and addressed to the Issuer at Patriot National Bancorp, Inc., 900 Bedford Street, Stamford CT 06901, Attention: Michael A. Carrazza, Chief Executive Officer, or to such other address as the Issuer may provide by notice to the Holder, and will be deemed given when actually received by the Issuer. Any notice required or permitted to be given to a Holder under the provisions of this Senior Note will be deemed to be properly given if deposited in a post office letter box in the United States first-class postage prepaid and addressed to the Holder at such Holder’s addressed as set forth in the Security Register.

14.    Absolute and Unconditional Obligation of the Issuer. Nothing contained in this Senior Note will alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Senior Note as and when the same will become due and payable in accordance with its terms.

15.    Waiver and Consent.

(a)    Any consent or waiver given by the Holder will be conclusive and binding upon the Holder and upon all future holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

(b)    No delay or omission of the Holder to exercise any right or remedy accruing upon any Event of Default will impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

(c)    Any insured depository institution which will be a Holder or which otherwise will have any beneficial ownership interest in this Senior Note will, by its acceptance of this Senior Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.

(d)    No waiver or amendment of any term, provision, condition, covenant or agreement in the Senior Notes shall be effective except with the consent of the holders of greater than fifty percent (50%) in aggregate principal amount (excluding any Senior Notes held by the Issuer or any of its Affiliates) of the Senior Notes at the time outstanding; provided, however, that without the consent of each holder of an affected Senior Note, no such amendment or waiver may: (i) reduce the principal amount of the Senior Note; (ii) reduce the rate of or change the time for payment of interest on any Senior Note; (iii) extend the maturity of any Senior Note; (iv) change the currency in which payment of the obligations of the Issuer under the Purchase Agreement and the Senior Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Senior Notes required to approve any amendment of the Purchase Agreement or the Senior Notes; (vi) make any changes to Section 5 (Failure to Make Payments) of the Senior Notes that adversely affects the rights of any holder of a Senior Note; or (vii) disproportionately and adversely affect any of the holders of the then outstanding Senior Notes. Notwithstanding the foregoing, the Issuer may amend or supplement the Senior Notes without the consent of the holders of the Senior Notes to cure any ambiguity, defect or inconsistency or to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, or to make any change that does not adversely affect the rights of any holder of any of the Senior Notes. No failure to exercise or delay in exercising, by any party hereto or any holder of the Senior Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in the Purchase Agreement are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on the Issuer in any case shall, in itself, entitle the Issuer to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Purchasers to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by Purchasers to or of any breach or default by the Issuer in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of the Issuer hereunder. Failure on the part of Purchasers to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Purchasers of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by the Issuer.

16.   Further Issues. The Issuer may, from time to time, without the consent of the Holder, create and issue additional notes having the same terms and conditions of this Senior Note in all respects (except for the issue date, issue price and initial Interest Payment Date) so that such additional notes would form a single series with the Senior Notes and rank equally and ratably with the Senior Notes or would form a new series. No additional Senior Notes may be issued if any Event of Default has occurred and is continuing with respect to the Senior Notes.

17.   No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in this Senior Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Issuer or of any predecessor or successor, either directly or through the Issuer or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Senior Note by the Holder and as part of the consideration for the issuance of this Senior Note.

18.   Restricted Securities Legend. The legend contained on this Senior Note evidencing the transfer restrictions based on the Securities Act will be removed and a new Senior Note of like tenor and principal amount without such restrictive legend will be executed and delivered to the Holder by the Issuer upon the due surrender of this Senior Note, together with an opinion of counsel acceptable to the Issuer to the effect that this Senior Note is eligible for immediate resale, without any remaining holding period, under Rule 144 under the Securities Act without the requirement for the Issuer to be in compliance with the current public information requirement under Rule 144 as to such securities.

19.    Governing Law; Interpretation. This Senior Note will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

20.    Successors and Assigns. This Senior Note shall be binding upon the Issuer and inure to the benefit of the Holder and its respective successors and permitted assigns. The Holder may assign all, or any part of, or any interest in, the Holder’s rights and benefits hereunder in the manner permitted herein and in accordance with the Assignment Form attached hereto and the requirements and restrictions thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Senior Note to be duly executed and attested.

PATRIOT NATIONAL BANCORP, INC.

By:
Name: Title:

ATTEST:

By:_________________________________

Name: ______________________________

Title: _______________________________

Dated: ________________, 2022

[Signature Page to Senior Note Due 2022]

ASSIGNMENT FORM

To assign this Senior Note, fill in the form below: (I) or (we) assign and transfer this Senior Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                                      agent to transfer this Senior Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the face of this Senior Note)

Tax Identification No:

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15).

The undersigned certifies that it [is / is not] an “affiliate” of the Issuer (as defined in the Securities Act) and that, to its knowledge, the proposed transferee [is / is not] an affiliate of the Issuer.

In connection with any transfer or exchange of this Senior Note occurring prior to the date that is one year after the later of the date of original issuance of this Senior Note and the last date, if any, on which this Senior Note was owned by the Issuer or any affiliate of the Issuer, the undersigned confirms that this Senior Note is being:

CHECK ONE BOX BELOW:

☐	(1)	acquired for the undersigned’s own account, without transfer;

☐	(2)	transferred to the Issuer;

☐	(3)	transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended;

☐	(4)	transferred under an effective registration statement under the Securities Act;

☐	(5)	transferred in accordance with and in compliance with Regulation S under the Securities Act;

☐	(6)

transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

☐	(7)	transferred in accordance with another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Issuer will refuse to register this Senior Note in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer may require, prior to registering any such transfer of this Senior Note, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Signature:

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15).

TO BE COMPLETED BY PURCHASER IF BOX (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Senior Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signature: